                                                                   EXHIBIT 10.16
                                                                  EXECUTION COPY

                       WORKING CAPITAL FACILITY AGREEMENT

                            Dated as of March 23, 2004

                  CALPINE GENERATING COMPANY, LLC, a Delaware limited liability company, as borrower hereunder (the "Borrower"), CALPINE CALGEN HOLDINGS, INC., a Delaware corporation, as lender hereunder (the "Lender"), and CALPINE CORPORATION, a Delaware corporation, solely as guarantor of the Lender's obligations hereunder and for no other purpose (the "Lender Guarantor"), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or, in each case in which "Affiliate" is used in relation to the Borrower, is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote, in each case in which "Affiliate" is used in relation to the Borrower, 10% or more of the Voting Stock or, in each case in which "Affiliate" is used in relation to the Lender, a majority of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agreement" means this Working Capital Facility Agreement.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Loan, on which dealings are carried on in the London interbank market and banks are open for business in London.

                  "Columbia Facility" means the natural gas-fired combined cycle power generation facility owned by a Subsidiary of the Borrower located in or about Columbia, South Carolina and which is under construction on the date of this Agreement.

                  "Confidential Information" means information that the Borrower or its advisors or agents furnish to the Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public (other than as a breach of Section 9.05) or that is or becomes available to the Lender on a non-confidential basis from a source other than the Borrower or its advisors or agents; provided that such source is not known by the Lender to be bound by a confidentiality agreement or other obligations of secrecy to the Borrower or another party.

                  "Daily Spark Spread Amount," as of any date of determination, shall be calculated as provided under Section 4.1 of the Index Based Gas Sale and Power Purchase Agreement.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

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         (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases,
         (f) all non-contingent obligations of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause
         (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
         (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
         (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing, non-contingent right to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "Debt for Borrowed Money" means Debt of the types described in clauses (a) though (f) of the definition of "Debt".

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Disqualified Capital Stock" means that portion of any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the Termination Date.

                  "Dollars" and the "$" sign each means lawful currency of the United States of America.

                  "Effective Date" means the date first written above.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Facility" has the meaning given such term in the Index Based Gas Sale and Power Purchase Agreement.

                  "Force Majeure" means an event or circumstance that prevents the Borrower or any of its Subsidiaries from performing its obligations under any of its transactions, which was not anticipated as of the date such transaction was agreed upon, which is not within the reasonable control of, or the result of the negligence of, the Borrower or its Subsidiaries, and which, by the exercise of due diligence, the Borrower and its Subsidiaries are unable to overcome or avoid or cause to be avoided.

                  "GAAP" has the meaning specified in Section 1.03.

                  "Goldendale Facility" means the natural gas-fired combined cycle power generation facility owned by a Subsidiary of the Borrower located in or about Goldendale, Washington and which is under construction on the date of this Agreement.

                  "Guarantee" means the guarantee set forth in Article VIII.

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                  "Hedge Agreements" means, with respect to any specified
         Person, the obligations of such Person under:

                           (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                           (b) other agreements or arrangements designed to manage interest rate risk; and

                           (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

                  "Index Based Gas Sale and Power Purchase Agreement" means that certain Index Based Gas Sale and Power Purchase Agreement, entered into as of the date hereof, among the Borrower, certain of the Borrower's Subsidiaries from time to time party thereto, and Calpine Energy Services, L.P., as such agreement may be amended, modified, restated, replaced, or supplemented.

                  "Interest Period" means the period commencing on the date of the initial Loan under this Agreement and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six, nine or twelve months, as the Borrower may, upon notice received by the Lender not later than 11:00 A.M. (San Jose time) on the Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) if the Borrower does not designate the duration of any Interest Period in accordance with the foregoing, such Interest Period shall be for one month;

                           (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "LIBO Rate" means, for each Interest Period during which any Loan is outstanding, the rate of interest (expressed as an annual rate and rounded upward, if necessary, to the nearest one sixteenth of 1%) equal to the British Bankers Association (the "BBA") interest settlement rate for deposits in United States Dollars for a period comparable to such Interest Period as reported by any generally recognized financial information service as of 11:00 a.m. London time two Business Days prior to the first day of such Interest Period (which shall be a Business Day); provided, however, that if no such BBA interest settlement rate for the relevant Interest Period is available to the Lender, the LIBO Rate for the relevant Interest Period shall instead be the rate at which any first-class bank chosen by the Lender offers to place deposits in U.S. dollars with other first-class banks in the London interbank market for a period comparable to the applicable Interest Period at approximately 11:00 a.m. London time two Business Days prior to the first day of such Interest Period (which shall be a Business Day), in amounts equal to $1.0 million.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

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                  "Material Adverse Effect" means a material adverse effect on
         (a) the current or reasonably anticipated business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under this Agreement or the Note or (c) the ability of the Borrower to perform its obligations under this Agreement or the Note.

                  "Net Cash Proceeds" means, with respect to any Prepayment Event, the cash proceeds received in respect of such event, net of the sum of (a) all reasonable fees, discounts, commissions and out-of-pocket expenses (including any legal, title and recording tax expenses) paid by the Borrower and its Subsidiaries to third parties (other than Affiliates) in connection with such event and (b) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries (including taxes required to be paid or withheld in respect of the transfer of amounts from the recipient thereof to the Borrower or its Subsidiaries) that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). Notwithstanding the foregoing, amounts that would otherwise constitute Net Cash Proceeds shall not constitute Net Cash Proceeds to the extent that (i) such amounts are required to be applied to the payment of Senior Debt; or
         (ii) the recipient of such amounts is not a Wholly-Owned Subsidiary and the consent of any Person other than the Borrower or any Wholly-Owned Subsidiary is required by applicable law or the terms of any organizational document of such non-Wholly-Owned Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to transfer such amounts to the Borrower (whether by distribution, loan or advance, repayment of intercompany Debt or other commercially reasonable means) and the Borrower endeavored in good faith to obtain such consent and such consents shall not have been obtained to permit the transfer of such proceeds by any such means. The Net Cash Proceeds received by any non-Wholly-Owned Subsidiary shall be deemed to equal the amount determined as set forth above multiplied by the Borrower's aggregate direct or indirect percentage ownership of such Subsidiary.

                  "Note" means a promissory note of the Borrower payable to the order of the Lender, delivered pursuant to a request made under Section
         2.07 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to the Lender resulting from the Loans made by the Lender.

                  "On Peak Days" has the meaning given such term under the Index Based Gas Sale and Purchase Agreement.

                  "Pastoria Facility" means the natural gas-fired combined cycle power generation facility owned by a Subsidiary of the Borrower located in or about Kern County, California and which is under construction on the date of this Agreement.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Prepayment Event" means recovery by the Borrower or its Subsidiaries under claims described in Section 3.01(c)(i) or (iii), in each case if and to the extent Loans were made hereunder in connection with such claims.

                  "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding of or against the Borrower, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) general assignment for the benefit of creditors of the Borrower or (d) other marshalling of the assets of the Borrower.

                  "Senior Debt" means, at any date, all Debt for Borrowed Money of the Borrower and its Subsidiaries other than liabilities or obligations of the Borrower and its Subsidiaries in respect of: (a) U.S. federal, state, local, non-U.S. or other taxes; (b) any Debt among or between the Borrower and any

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         Subsidiary or Affiliate of the Borrower; (c) any trade payables; (d)
         any Disqualified Capital Stock; or (e) any Debt that by its express terms is not senior in right of payment to the Loans or is subordinated in right of payment to any other Debt of the Borrower; provided that at all times "Senior Debt" shall include (i) the Borrower's $235,000,000 aggregate principal amount of First Priority Secured Floating Rate Notes due 2009, $640,000,000 aggregate principal amount of Second Priority Secured Floating Rate Notes due 2010, $680,000,000 aggregate principal amount of Third Priority Secured Floating Rate Notes due 2011, $150,000,000 aggregate principal amount of ll 1/2% Third Priority Secured Notes due 2011, $600,000,000 aggregate principal amount of First Priority Secured Term Loans due 2009 and $100,000,000 aggregate principal amount of Second Priority Secured Term Loans due 2010, and borrowings under the Borrower's $200,000,000 Amended and Restated Credit Agreement and (ii) all other Debt of the Borrower that is pari passu with or senior to such term loans, notes and revolving credit facility borrowings in right of payment or otherwise.

                  "Spark Spread Amount" means, with respect to any period, the sum of the Daily Spark Spread Amounts for all On Peak Days for each Facility during such period, in all cases without adjustment pursuant to Section 4.3 of the Index Based Gas Sale and Power Purchase Agreement.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Termination Date" means the earlier of (a) June 1, 2019, and
         (b) the date of termination in whole of the Commitment (as defined in Section 2.01) pursuant to Section 6.01.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Borrower's financial statements ("GAAP").

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  SECTION 2.01. Working Capital Loans. The Lender agrees, on the terms and conditions hereinafter set forth, to make loans (the "Loans") to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Termination Date; provided, however, that the aggregate principal amount of all Loans outstanding under this Agreement at any time shall in no event exceed $750,000,000 (the

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"Commitment"). Within the limits set forth in this Section 2.01, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.05 and re-borrow under this Section 2.01.

                  SECTION 2.02. Making the Loans. The Borrower shall give the Lender at least one Business Days' notice of any Loans under this Agreement, specifying the date, the amount thereof and the initial Interest Period with respect thereto. Not later than 1:00 PM (San Jose time) on the date of such Loan and upon fulfillment of the applicable conditions set forth in Article III, the Lender will wire transfer in same day funds the amount of such Loan to the Collateral Trust Revenue Account No. 65572-1 "CALGEN REV A/C SUB SEC INT of WTC AS CA", or such other account of the Borrower that the Borrower identifies in writing to the Lender, in accordance with wire instructions provided by Borrower to Lender.

                  SECTION 2.03. Repayment of Loans. The Borrower shall repay to the Lender on the Termination Date the aggregate principal amount of the Loans then outstanding.

                  SECTION 2.04. Interest on Loans. The Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of the Loans made hereunder at a rate per annum equal to the LIBO Rate plus 4.00%. Interest shall be payable in arrears annually, on the first day of each June, and on the Termination Date.

                  SECTION 2.05. Prepayment of Loans.

                  (a) Optional. The Borrower may, upon at least two Business Days' notice to the Lender, prepay the outstanding principal amount of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (b) Mandatory. In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, not later than the 10th Business Day after such Net Cash Proceeds are received, prepay such portion of the outstanding principal amount of the Loans that relate to such Net Cash Proceeds together with accrued interest therein to the date of such prepayment that in the aggregate equals the amount of such Net Cash Proceeds.

                  SECTION 2.06. Payments and Computations.

                  (a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (San Jose time) on the day when due by wire transfer of same day funds, in Dollars, to such account of the Lender as the Lender identifies to the Borrower in writing.

                  (b) All computations of interest shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  SECTION 2.07. Note. The Borrower agrees that upon notice by the Lender to the Borrower to the effect that a Note is required or appropriate in order for the Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, it, the Borrower shall promptly execute and deliver to the Lender a Note payable to the Lender's order in a principal amount up to the Commitment.

                  SECTION 2.08. Use of Proceeds. The proceeds of the Loans shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.

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                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Loans. The obligation of the Lender to make each Loan (including any initial Loan) shall be subject to the following conditions precedent that on the date of such Loan:

                  (a) The representations and warranties of the Borrower contained in Section 4.01 shall be true and correct in all respects at and as of the date of such Loan as though made on and as of such date;

                  (b) No event shall have occurred and be continuing, or result from the making of such Loan, that would constitutes a Default by the Borrower; and

                  (c) Such Loan shall be limited to one or more of the following amounts, and in submitting a request for such Loan pursuant to Section 2.02, the Borrowers shall be deemed to have represented that such Loan shall comply with this Section 3.01(c):

                           (i) the amount of any claims made by the Borrower or its Subsidiaries under any all-risk insurance policy of the Borrower or its Subsidiaries for (1) business interruption with respect to any electric generation facility of the Borrower or its Subsidiaries, or (2) delay in start up of any of the Goldendale Facility, the Pastoria Facility, and the Columbia Facility and any other Facility as may become subject to the Index Based Gas Sale and Power Purchase Agreement which has not achieved commercial operation as of the time it becomes so subject, plus the amount of any applicable deductible;

                           (ii) the amount of losses incurred by the Borrower or its Subsidiaries as a result of uninsured Force Majeure events;

                           (iii) the amount of any claims for liquidated damages against third-party contractors with respect to any of the Goldendale Facility, the Pastoria Facility, and the Columbia Facility and any other Facility as may become subject to the Index Based Gas Sale and Power Purchase Agreement which has not achieved commercial operation as of the time it becomes so subject; or

                           (iv) if the Spark Spread Amount for any of the periods set forth in the following table is less than the "Minimum Spark Spread" for such period set forth in the following table, an amount equal to the difference between the Minimum Spark Spread and the Spark Spread Amount for such period:

                                                                           MINIMUM
PERIOD                                                                   SPARK SPREAD
------                                                                   ------------
March 29, 2007 through September 27, 2007................                $ 90,833,000
September 28, 2007 through March 28, 2008................                  93,399,000
March 29, 2008 through September 27, 2008................                  95,966,000
September 28, 2008 through March 28, 2009................                  99,835,000
March 29, 2009 through September 27, 2009................                 103,704,000
September 28, 2009 through March 28, 2010................                 115,595,000
March 29, 2010 through September 27, 2010................                 127,487,000
September 28, 2010 through March 28, 2011................                 128,355,000

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is properly qualified to do business and in good standing in, and where necessary to maintain its rights and privileges has complied with the fictitious name statute of, every jurisdiction where the failure to maintain such qualification, good standing or compliance could reasonably be expected to have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the Note, if any, to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Borrower's limited liability company powers, have been duly authorized by all necessary action, and do not contravene (i) the Borrower's certificate of formation or LLC operating agreement or (ii) law or any material agreement binding on the Borrower or (iii) to the best of the Borrower's knowledge, any other agreement binding on the Borrower which could be reasonably expected to have a Material Adverse Effect.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note, if any, to be delivered by it, other than those authorizations or approvals or actions that have been obtained or notices or filings that have been made, except to the extent that failure to obtain such authorization or approval or action or make such notice or filing could not reasonably be expected to have a Material Adverse Effect.

                  (d) This Agreement has been, and any Note to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and any Note when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

                  SECTION 5.01. Covenants. So long as any Loans, or any interest thereon, shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, except to the extent failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  (b) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation; and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise or, in the case of any Subsidiary, corporate existence, if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

                  (c) Maintenance of Properties, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (d) Maintenance of EWG or OF Status. Preserve and maintain the status of each Facility Owner (as defined in the Index Based Gas Sale and Power Purchase Agreement) as either (1) an exempt wholesale generator under the Public Utility Holding Company Act of 1935, as amended or (2) a "qualifying facility" under the Public Utility Regulatory Act of 1978, as amended, except, in either case, to the extent loss of such status could not reasonably be expected to have a Material Adverse Effect.

                  (e) Business Activities. Not, and will not permit any of its Subsidiaries to, engage in any business other than the business of owning, constructing, operating and maintaining electric-generating facilities in the United States, together with any related assets or facilities, including gas pipelines supplying natural gas to such generating facilities, electric transmission lines carrying energy generated from such generating facilities and any related gas or electric interconnection facilities, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) The Borrower shall fail to pay any principal on the Loans when the same becomes due and payable; or the Borrower shall fail to pay any interest or make any other payment of other amounts payable under this Agreement or the Note within 30 days after the same becomes due and payable; or

                  (b) The Borrower shall fail to perform or observe in any material respect any other representation, warranty or covenant contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender; or

                  (c) Any event or condition shall exist under any agreement or instrument relating to any Debt of the Borrower or any of its Subsidiaries that is outstanding in a principal or notional amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, and, as a result thereof, such Debt is accelerated; or

                  (d) Any foreclosure action is taken under any agreement or instrument relating to any Debt of the Borrower or any of its Subsidiaries that is outstanding in a principal or notional amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder); or

                  (e) A Proceeding shall be commenced with respect to the Borrower or any of its Subsidiaries and, in the case of any such Proceeding instituted against it (but not instituted by it), either such Proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such Proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur;

then, if any such event occurs and is continuing, the Lender may (i) declare its obligation to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) subject to Article VII hereof, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed (pursuant to Section 301 of the Federal Bankruptcy Code) entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                  SUBORDINATION

                  SECTION 7.01. Agreement to Subordinate. The Lender agrees that any and all Loans outstanding under this Agreement at any time shall be unsecured and shall be subordinated in right of payment, to the extent and in the manner provided in this Article VII, to the prior payment in full in cash or cash equivalents of all Senior Debt and that the subordination is for the benefit of the holders of Senior Debt.

                  SECTION 7.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of the Borrower or any of its Subsidiaries upon a total or partial liquidation or dissolution of the Borrower or any of its Subsidiaries, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, or any other Proceeding, relating to the Borrower, any of its Subsidiaries or its or its Subsidiaries' property, an assignment by the Borrower or any of its Subsidiaries for the benefit of its creditors or the marshaling of the assets and liabilities of the Borrower or any of its
Subsidiaries:

                  (a) Holders of Senior Debt shall be entitled to receive payment in full in cash or cash equivalents of all obligations due in respect thereof before the Lender shall be entitled to receive any payment of principal of, or premium or interest on, the Loans, or any other amounts due to the Lender hereunder; and

                  (b) Until all Senior Debt is paid in full in cash or cash equivalents, any distribution to which the Lender would be entitled but for this Article VII shall be made to holders of Senior Debt as their interests may appear.

                  SECTION 7.03. Default on Senior Debt. If any default or event of default occurs and is continuing with respect to any Senior Debt:

                  (a) The Borrower may not pay the principal of, or premium or interest on the Loans, or any other amount due to the Lender hereunder, and may not repurchase, redeem or otherwise retire the Loans; and

                  (b) The Lender may not exercise any rights or remedies available to the Lender under this Agreement or at law with respect to any Default or Event of Default hereunder, including, without limitation, the right to accelerate amounts due, institute legal proceedings against the Borrower for the payment of amounts due or cause the commencement of or join in any Proceeding against the Borrower or any other action or proceeding with respect to such Default or Event of Default; provided, however, that nothing herein shall limit the right or ability of the Lender to terminate its obligation to make Loans under Section 6.01, or to condition new Loans upon the conditions set forth in Section 3.01, in connection with any such Default or Event of Default.

                  SECTION 7.04. When Distribution Must Be Paid Over. If a distribution or other payment is made to the Lender that because of this Article VII should not have been made to it, the Lender shall hold such distribution in trust for holders of Senior Debt and pay it over to them as their interests may appear.

                  SECTION 7.05. Relative Rights. This Article VII defines the relative rights of the Lender and holders of Senior Debt. Nothing in this Agreement shall impair, as between the Borrower and the Lender, the obligation of the Borrower to pay its obligations under this Agreement and the Loans in accordance with their terms.

                  SECTION 7.06. Article VII Not to Prevent Events of Default. The failure to make a payment pursuant to the Loans by reason of any provision in this Article VII shall not be construed as preventing the occurrence of a Default or an Event of Default.

                  SECTION 7.07. Reliance by Holders of Senior Debt on Subordination Provisions. The Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the borrowing of any Loans, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                  ARTICLE VIII

                                    GUARANTEE

                  SECTION 8.01. Obligations of Lender Guarantor.

                  (a) The Lender Guarantor, as primary obligor and not merely as surety, hereby unconditionally and irrevocably guarantees to the Borrower the prompt and complete performance when due of Lender's obligation to make Loans under this Agreement. This Guarantee shall remain in full force and effect until the Termination Date. This Guarantee is a guarantee of performance and not of collectibility.

                  (b) Notwithstanding anything to the contrary herein, the maximum liability of the Lender Guarantor hereunder shall in no event exceed the amount which can be guaranteed under applicable federal and state laws relating to the insolvency of debtors.

                  SECTION 8.02. Amendments, etc. with Respect to the Agreement. The Lender Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against it and without notice to or further assent by it, the obligations of Lender hereunder may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender and the Borrower, and this Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Lender and the Borrower deem advisable from time to time; provided, however, that any amendment, modification, supplement or termination of this Article VIII shall require the written consent of the Lender Guarantor; and provided, further, that in no event shall the amount of the Commitment be increased without the written consent of the Lender Guarantor.

                  SECTION 8.03. Guarantee Absolute and Unconditional. The Lender Guarantor waives any and all notice of the creation, renewal, extension or accrual of the performance of the Lender's obligations hereunder and notice of or proof of reliance by the Borrower upon the Guarantee or acceptance of the Guarantee. The obligation of Lender to perform hereunder shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, as applicable, in reliance upon the Guarantee, and all dealings between the Lender and the Lender Guarantor, on the one hand, and the Borrower, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the Guarantee. The Lender Guarantor waives all rights and remedies accorded by applicable laws to sureties and guarantors and agrees not to assert or take advantage of any such rights or remedies, including diligence, presentment, protest, demand for performance and notice of default to or upon the Lender with respect to the performance obligations guaranteed hereunder. The Lender Guarantor understands and agrees that the Guarantee shall be construed as a continuing, absolute and unconditional guarantee of performance by the Lender of its obligation to make Loans under this Agreement in accordance with the terms and conditions hereof. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Lender Guarantor, the Borrower may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Lender or any other Person, and any failure by the Borrower to make any such demand, to pursue such other rights or remedies or to collect any payments from the Lender or any other Person shall not relieve the Lender Guarantee of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Borrower against the Lender Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                                   ARTICLE IX

                                 MISCELLANEOUS

                  SECTION 9.01. Amendments, Waivers Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (b) No amendment, modification, termination or waiver of any provision of Article VIII or Article IX of this Agreement and no increase in the amount of the Commitment hereunder shall in any event be effective unless the same shall be in writing and signed by all parties hereto, including the Lender Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (c) The Lender may not waive compliance with the condition precedent contained in Section 3.01(c) in connection with any Loan requested by the Borrower pursuant to Section 2.02.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, facsimile, telegraphic or telex communication) and mailed, telecopied, faxed, telegraphed, telexed or delivered, (a) if to the Borrower, at its address at 50 West San Fernando Street, San Jose, California 95113, Facsimile No.: (408) 995-0505, Attention: Chief Financial Officer, with a copy (other than in the case of administrative notices) to Attention: General Counsel, Facsimile No.:
(408) 975 - 4648; (b) if to the Lender, at its address at 50 West San Fernando Street, San Jose, California 95113, Facsimile No.: (408) 995-0505, Attention:
Chief Financial Officer; (c) if to the Lender Guarantor, 50 West San Fernando Street, San Jose, California 95113, Facsimile No.: (408) 995-0505, Attention:
Chief Financial Officer; at its address at or at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, faxed, telegraphed or telexed, be effective when deposited in the mails, telecopied, faxed, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Lender pursuant to Article II or Article III shall not be effective until received by the Lender. Delivery by telecopier or facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Note or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses.

                  (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Lender (including, without limitation, reasonable counsel fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and any other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Lender in connection with the enforcement of rights under this Section 9.04(a).

                  (b) The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any investigation, litigation or proceeding (or preparation of a defense in connection therewith) relating to the Note, this Agreement or any of the transactions contemplated therein or herein, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower, to the extent permitted by applicable law, also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Lender, any of its Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Note, this Agreement or any of the transactions contemplated therein or herein.

                  (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Note.

                  SECTION 9.05. Confidentiality. The Lender shall not disclose any Confidential Information to any other Person without the prior written consent of the Borrower, other than (a) to the Lender's Affiliates and their officers, directors, employees, agents and advisors, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, and (c) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder.

                  SECTION 9.06. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.08. Jurisdiction, Etc.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each party hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail (return receipt requested), postage prepaid, to such party at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Note in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.09. Waiver of Jury Trial. Each of the Borrower and the Lender hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Note or the actions of the Lender in the negotiation, administration, performance of enforcement thereof.

                  SECTION 9.10. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnified Parties and their respective successors and assigns permitted hereby. No party may sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of the other parties hereto, and any attempted sale, transfer, assignment, delegation, pledge or other disposition without such consent shall be null and void; provided, however, that notwithstanding the foregoing, the Lender shall in all events have the right to sell, transfer, assign, pledge or otherwise dispose of any of its rights hereunder (including any rights under or evidenced by the Note) without the prior written consent of the Borrower.

                  SECTION 9.11. Limitation of Damages. In no event shall any party hereunder be liable for consequential, incidental, punitive, exemplary or indirect damages, lost profits, or other business interruption damages, whether by statute, in tort or contract, under any indemnity provision or otherwise.

                  SECTION 9.12 Limitations on Recourse. The obligations of the parties under this Agreement are obligations of the parties only, and no recourse shall be available against any officer, director, employee, agent, stockholder, member or partner of a party or its Affiliates. In addition, recourse against Borrower with respect to this Agreement is limited to its tangible and intangible assets, the revenue and income produced thereby and the proceeds of any of the foregoing.

                  IN WITNESS WHEREOF, the parties, hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         CALPINE GENERATING COMPANY, LLC,
                                           as Borrower

                                         By: /s/ Zamir Rauf
                                             ------------------------------
                                             Name:  ZAMIR RAUF
                                             Title: Vice President

                                         CALPINE CALGEN HOLDINGS, INC.,
                                           as Lender

                                         By: /s/ Zamir Rauf
                                             ------------------------------
                                             Name:  ZAMIR RAUF
                                             Title: Vice President

Acknowledged and Agreed With Respect to Articles VIII and IX Only:

CALPINE CORPORATION,
   as Lender Guarantor

By: /s/ Zamir Rauf
    ------------------------------
    Name:  ZAMIR RAUF
    Title: Vice President

                                                               EXHIBIT A-FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE

U.S.$_____________                       Dated: _____________, 200_

                  FOR VALUE RECEIVED, the undersigned, CALPINE GENERATING COMPANY, LLC, a Delaware limited liability company (the "Borrower"), HEREBY PROMISES TO PAY to the order of CALPINE CALGEN HOLDINGS, INC. (the "Lender") on the Termination Date (as defined in the Working Capital Facility referred to below) the principal sum of U.S. $750,000,000 or, if less, the aggregate principal amount of the Loans made by the Lender to the Borrower pursuant to the Working Capital Facility Agreement, dated as of March 23, 2004, among the Borrower, the Lender and Calpine Corporation, as Lender Guarantor (as amended or modified from time to time, the "Credit Agreement": the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest in respect of each Loan are payable in lawful money of the United States of America to the Lender at the account specified in writing to the Borrower in accordance with the provisions of the Credit Agreement Each Loan owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                         CALPINE GENERATING COMPANY, LLC

                                         By_____________________________
                                           Name:
                                           Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

                                     AMOUNT OF
                AMOUNT OF         PRINCIPAL PAID         UNPAID PRINCIPAL        NOTATION
DATE              LOAN              OR PREPAID               BALANCE              MADE BY
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
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

                                       ii